Exhibit 99.1

LifePoint Hospitals Reports First Quarter 2012 Results

First Quarter EPS of $1.16, Up 30.3% Over Prior Year Period

(Including Medicare Rural Floor Settlement)

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 27, 2012--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the first quarter ended March 31, 2012.

For the first quarter ended March 31, 2012, revenues from continuing operations were $851.0 million, up 12.2% from $758.5 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the first quarter ended March 31, 2012, increased 22.3% to $56.0 million, or $1.16 per diluted share, compared with $45.8 million, or $0.89 per diluted share, for the same period last year.

The results for the first quarter ended March 31, 2012, included a pre-tax net benefit of $25.6 million, or $0.33 per diluted share, relating to the Medicare Rural Floor settlement; a pre-tax impairment charge of $3.1 million, or $0.04 per diluted share, relating to the impairment of certain assets; and the absence of pre-tax revenue, net of related expenses, of $5.0 million, or $0.07 per diluted share, as a result of a delay in approval of a new provider tax program in West Virginia. All “per diluted share” disclosures in this paragraph are net of income taxes.

On April 5, 2012, a settlement agreement (the “Rural Floor Settlement”) was signed between the United States Department of Health and Human Services (“HHS”), the Secretary of HHS, the Centers for Medicare and Medicaid Services (“CMS”) and a large number of healthcare service providers, including the Company’s hospitals. The Rural Floor Settlement is intended to resolve all claims that have been brought or could have been brought relating to CMS’s calculation of the rural floor budget neutrality adjustment that was created by the Balanced Budget Act of 1997 from federal fiscal year 1998 through and including federal fiscal year 2011 for healthcare service providers that participated in certain court cases and group appeals. As a result of the Rural Floor Settlement, the Company recognized $31.3 million of additional Medicare revenue and approximately $5.7 million of costs during the three months ended March 31, 2012.

In commenting on the results, William F. Carpenter III, chairman and chief executive officer of LifePoint Hospitals, said, “We delivered a solid first quarter, and we continue to stay focused on executing our strategic plan. We have benefitted from the continued success of our organic investments and recent acquisitions while effectively controlling costs. Although overall volumes were down, impacted by a significant decline in flu during the quarter, we are pleased by the improvement in surgical volumes, growth in our cardiology programs and positive results in other outpatient service lines. We are off to a great start in 2012, and we are well positioned to achieve the high end of our increased guidance for the year.”

The Company also announced that, based on its performance in the first quarter of 2012, it is raising its previously issued guidance for full year 2012 for Adjusted EBITDA and Diluted EPS:

	Previous	Revised
Estimated Adjusted EBITDA	$540 - $570 million	$565 - $595 million
Estimated Diluted EPS	$3.05 - $3.30	$3.35 - $3.60

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ first quarter 2012 conference call will be available on line at www.lifepointhospitals.com/news/press-releases and www.earnings.com today, Friday, April 27, 2012, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 55 hospital campuses in 18 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effect and implementation of healthcare reform legislation and other changes in government programs including efforts to reduce healthcare expenditures; (ii) reductions in Medicare or Medicaid payments, whether driven by budget deficits, programmatic changes or otherwise; (iii) reductions in revenues from commercial payors, whether as a change in our revenue mix, reduction in commercial rates or otherwise;(iv) LifePoint’s ability to acquire hospitals on favorable terms, the business risks associated with acquiring additional hospitals and the uncertainty in operating and integrating such hospitals;(v) the ongoing, adverse effects from the recent economic recession including high rates of unemployment, which could intensify if credit conditions deteriorate; (vi) the failure of certain employers, or the closure of certain manufacturing and other facilities, especially in markets where LifePoint’s hospitals depend on a small number of local employers; (vii) the growth of uninsured and “patient due” accounts, and deterioration in the collectability of these accounts;(viii) whether our core strategies will result in anticipated operating results; (ix) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (x) the ability to attract, recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals; (xi) the loss of certain physicians in markets where such a loss can have a disproportionate impact on LifePoint’s hospitals; (xii) the increasingly stringent and complex legal and regulatory environment (and changing interpretations of applicable laws and regulations), increased legal and regulatory obligations and related enforcement activity, new obligations that providers must self-disclose violations, and the additional costs incurred in connection with efforts to comply with such laws and regulations; (xiii) competition from other hospitals and outpatient facilities providing services similar to those LifePoint offers and from physicians providing services in their offices that could be provided in LifePoint’s hospitals; (xiv) adverse events in states a large portion of LifePoint’s revenues are concentrated; (xv) any interruption of or restriction in LifePoint’s access to licensed information (and information technology systems) or failure in LifePoint’s ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xvi) liabilities resulting from potential malpractice and related legal claims brought against LifePoint’s hospitals; and (xvii) those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in millions, except per share amounts

	Three Months Ended March 31,
	2012		2011
	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful account	$998.1		$888.6
Provision for doubtful accounts	147.1		130.1
Revenues	851.0	100.0%	758.5	100.0%

Salaries and benefits	370.0	43.5	334.4	44.1
Supplies	129.0	15.2	118.7	15.7
Other operating expenses	188.5	22.0	161.6	21.2
Other income	(1.2)	(0.1)	–	–
Depreciation and amortization	45.1	5.3	39.7	5.2
Interest expense, net	25.5	3.0	29.2	3.9
Impairment charge	3.1	0.4	–	–
	760.0	89.3	683.6	90.1

Income from continuing operations before income taxes	91.0	10.7	74.9	9.9
Provision for income taxes	34.1	4.0	28.4	3.8
Income from continuing operations	56.9	6.7	46.5	6.1

Income from discontinued operations, net of income taxes	0.1	–	0.3	0.1
Net income	57.0	6.7	46.8	6.2
Less: Net income attributable to noncontrolling interests	(0.9)	(0.1)	(0.7)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$56.1	6.6%	$46.1	6.1%

Basic earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$1.19		$0.91
Discontinued operations	–		0.01
Net income	$1.19		$0.92

Diluted earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$1.16		$0.89
Discontinued operations	–		–
Net income	$1.16		$0.89

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$56.0		$45.8
Income from discontinued operations, net of income taxes	0.1		0.3
Net income	$56.1		$46.1

LIFEPOINT HOSPITALS, INC.
UNAUDITED EARNINGS PER SHARE CALCULATIONS
In millions, except per share amounts

	Three Months Ended March 31,
	2012	2011
Income from continuing operations	$56.9	$46.5
Less: Net income attributable to noncontrolling interests	(0.9)	(0.7)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	56.0	45.8
Income from discontinued operations, net of income taxes	0.1	0.3
Net income attributable to LifePoint Hospitals, Inc.	$56.1	$46.1

Weighted average shares outstanding – basic	47.0	50.2
Effect of dilutive securities: stock options and other stock-based awards	1.3	1.4
Weighted average shares outstanding – diluted	48.3	51.6

Basic earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$1.19	$0.91
Discontinued operations	–	0.01
Net income	$1.19	$0.92

Diluted earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$1.16	$0.89
Discontinued operations	–	–
Net income	$1.16	$0.89

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
In millions

	March 31, 2012	Dec. 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$116.1	$126.2
Accounts receivable, less allowances for doubtful accounts of $573.8 and $537.4 at March 31, 2012, and December 31, 2011, respectively	508.9	430.6
Inventories	86.7	87.2
Prepaid expenses	27.3	26.4
Income taxes receivable	–	1.6
Deferred tax assets	136.4	125.7
Other current assets	44.4	42.3
	919.8	840.0

Property and equipment:
Land	93.5	93.5
Buildings and improvements	1,676.1	1,631.6
Equipment	1,107.9	1,084.0
Construction in progress	77.8	105.7
	2,955.3	2,914.8
Accumulated depreciation	(1,123.8)	(1,084.4)
	1,831.5	1,830.4

Deferred loan costs, net	20.2	21.7
Intangible assets, net	87.8	89.5
Other	39.9	19.8
Goodwill	1,568.8	1,568.7
Total assets	$4,468.0	$4,370.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$96.2	$99.6
Accrued salaries	93.1	103.1
Income taxes payable	52.4	–
Other current liabilities	165.8	168.2
Current maturities of long-term debt	1.9	1.9
	409.4	372.8

Long-term debt	1,601.3	1,595.4
Deferred income tax liabilities	248.0	259.0
Reserves for self-insurance claims and other liabilities	143.0	139.1
Long-term income tax liability	18.3	18.0
Total liabilities	2,420.0	2,384.3

Redeemable noncontrolling interests	26.2	26.2

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,366.2	1,354.8
Retained earnings	1,123.0	1,066.9
Common stock in treasury, at cost	(482.6)	(477.1)
Total LifePoint Hospitals, Inc. stockholders’ equity	2,007.2	1,945.2
Noncontrolling interests	14.6	14.4
Total equity	2,021.8	1,959.6
Total liabilities and equity	$4,468.0	$4,370.1

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in millions

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$57.0	$46.8
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(0.1)	(0.3)
Stock-based compensation	6.8	5.7
Depreciation and amortization	45.1	39.7
Amortization of physician minimum revenue guarantees	5.0	4.6
Amortization of convertible debt discounts	6.3	5.9
Amortization of deferred loan costs	1.5	1.5
Impairment charge	3.1	–
Deferred income tax benefit	(21.5)	(2.7)
Reserve for self-insurance claims, net of payments	4.7	4.7
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(82.4)	(14.5)
Inventories and other current assets	1.0	(1.8)
Accounts payable and accrued expenses	(6.9)	(5.4)
Income taxes payable /receivable	54.0	31.0
Other	0.2	0.6
Net cash provided by operating activities – continuing operations	73.8	115.8
Net cash (used in) provided by operating activities – discontinued operations	(0.8)	0.2
Net cash provided by operating activities	73.0	116.0

Cash flows from investing activities:
Purchases of property and equipment	(60.8)	(55.9)
Acquisitions, net of cash acquired	(20.1)	(1.7)
Other	(0.2)	(0.9)
Net cash used in investing activities	(81.1)	(58.5)

Cash flows from financing activities:
Repurchases of common stock	(5.5)	(5.5)
Proceeds from exercise of stock options	3.9	17.5
Proceeds from employee stock purchase plans	0.7	0.7
Distributions to noncontrolling interests, net of proceeds	(0.7)	(1.0)
Capital lease payments and other	(0.4)	(0.4)
Net cash (used in) provided by financing activities	(2.0)	11.3

Change in cash and cash equivalents	(10.1)	68.8
Cash and cash equivalents at beginning of period	126.2	207.4
Cash and cash equivalents at end of period	$116.1	$276.2

Supplemental disclosure of cash flow information:
Interest payments	$8.0	$11.9
Capitalized interest	$0.8	$0.3
Income taxes paid, net	$1.6	$0.3

LIFEPOINT HOSPITALS, INC.
UNAUDITED STATISTICS

	Three Months Ended March 31,
	2012	2011	% Change
Continuing Operations: (1)
Number of hospitals at end of period	54	52	3.8%
Admissions	51,488	51,716	(0.4)
Equivalent admissions (2)	112,295	107,931	4.0
Revenues per equivalent admission	$7,578	$7,027	7.8
Medicare case mix index	1.30	1.29	0.8
Average length of stay (days)	4.4	4.4	–
Inpatient surgeries	13,605	13,360	1.8
Outpatient surgeries	42,421	38,905	9.0
Emergency room visits	272,913	254,770	7.1
Outpatient factor (2)	2.18	2.09	4.5

Same-hospital: (3)
Number of hospitals at end of period	52	52	–%
Admissions	49,721	51,716	(3.9)
Equivalent admissions (2)	107,447	107,931	(0.4)
Revenues per equivalent admission	$7,647	$7,027	8.8
Medicare case mix index	1.30	1.29	0.8
Average length of stay (days)	4.3	4.4	(2.3)
Inpatient surgeries	13,121	13,360	(1.8)
Outpatient surgeries	40,819	38,905	4.9
Emergency room visits	258,854	254,770	1.6
Outpatient factor (2)	2.16	2.09	3.5

(1)	Continuing operations information includes the results of (i) our hospital support center, (ii) our same-hospital operations, and (iii) the results of Maria Parham Medical Center (“Maria Parham”), in which we acquired an 80% interest effective November 1, 2011, and Person Memorial Hospital (“Person Memorial”), which we acquired effective October 1, 2011, each acquired through our joint venture with Duke University Health System. Continuing operations information excludes the results of our hospitals that have previously been disposed.

(2)	Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3)	Same-hospital information includes the results of our hospital support center and the same 52 hospitals operated during the three months ended March 31, 2012 and 2011. Same-hospital information excludes the results of Maria Parham, Person Memorial and our hospitals that have previously been disposed.

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; impairment charge; provision for income taxes; income from discontinued operations; and net income attributable to noncontrolling interests.  LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes.  LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants.  The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions.  In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value.  Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.  Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2012		2011
	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$998.1		$888.6
Provision for doubtful accounts	147.1		130.1
Revenues	851.0	100.0%	758.5	100.0%

Salaries and benefits	370.0	43.5	334.4	44.1
Supplies	129.0	15.2	118.7	15.7
Other operating expenses	188.5	22.0	161.6	21.2
Other income	(1.2)	(0.1)	–	–
	686.3	80.6	614.7	81.0
Adjusted EBITDA	$164.7	19.4%	$143.8	19.0%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended March 31,
	2012	2011
Adjusted EBITDA	$ 164.7	$ 143.8
Less: Depreciation and amortization	45.1	39.7
Interest expense, net	25.5	29.2
Impairment charge	3.1	–
Provision for income taxes	34.1	28.4
Income from discontinued operations	(0.1)	(0.3)
Net income attributable to noncontrolling interests	0.9	0.7
Net income attributable to LifePoint Hospitals, Inc.	$ 56.1	$ 46.1

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION (Continued)
Dollars in millions

The following table reconciles Estimated Adjusted EBITDA as presented for the Company’s revised 2012 guidance:

	Low End	High End
Estimated Adjusted EBITDA	$ 565.0	$ 595.0
Less: Depreciation and amortization	181.0	191.0
Interest expense, net	105.4	105.4
Impairment charge	3.1	3.1
Provision for income taxes	104.2	111.9
Net income attributable to noncontrolling interests	5.0	5.0
Net income attributable to LifePoint Hospitals, Inc.	$ 166.3	$ 178.6

Adjusted diluted earnings per share (“EPS”) attributable to LifePoint Hospitals, Inc. stockholders is defined by the Company as diluted EPS attributable to LifePoint Hospitals, Inc. stockholders before the net benefit of the Medicare Rural Floor Settlement; asset impairment charge; and the delay in recognizing the West Virginia (“WV”) provider tax net revenue. The Company believes adjusted diluted EPS attributable to LifePoint Hospitals, Inc. stockholders is useful to investors to properly reflect the ongoing operating performance of the Company adjusting for timing differences. Adjusted diluted EPS attributable to LifePoint Hospitals, Inc. stockholders should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from adjusted diluted EPS attributable to LifePoint Hospitals, Inc. stockholders are significant components in understanding and assessing financial performance. Adjusted diluted EPS attributable to LifePoint Hospitals, Inc. stockholders should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted diluted EPS attributable to LifePoint Hospitals, Inc. stockholders is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, adjusted diluted EPS attributable to LifePoint Hospitals, Inc. stockholders as presented may not be comparable to other similarly titled measures of other companies.

For the Three Months Ended March 31, 2012
Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders	$0.94

The following table reconciles Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders as presented above to Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders as reflected in the unaudited condensed consolidated statements of operations:

For the Three Months Ended March 31, 2012
Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders	$0.94
Net benefit of the Medicare Rural Floor Settlement	0.33
Asset impairment charge	(0.04)
Delay in approval of WV provider tax program	(0.07)
Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders	$1.16

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman, 615-372-8501
Executive Vice President and
Chief Financial Officer